UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 23, 2015
Date of Report (Date of earliest event reported)

__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2015 Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. (the “Company”) held on April 23, 2015 (the “2015 Annual Meeting”), the Company’s stockholders approved the Schweitzer-Mauduit International, Inc. 2015 Long-Term Incentive Plan (the “2015 Plan”), which had been previously approved by the Company’s Board of Directors (the “Board of Directors”), subject to stockholder approval. The following paragraphs provide a summary of certain terms of the 2015 Plan.

The purposes of the 2015 Plan are: (i) to align the interests of the Company’s stockholders and recipients of awards under the 2015 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; (ii) to advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, consultants, independent contractors, and agents; and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders. The Compensation Committee of the Board of Directors administers the 2015 Plan and will designate the eligible award recipients under the 2015 Plan.

Under the 2015 Plan, the Company may grant: (i) non-qualified stock options; (ii) “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code); (iii) stock appreciation rights (“SARs”); (iv) restricted stock, restricted stock units, and unrestricted stock awards (“Stock Awards”); and (v) performance awards. Subject to the terms and conditions of the 2015 Plan, the number of shares initially authorized for grants under the 2015 Plan is 5,000,000. The number of shares available for issuance under the 2015 Plan will be reduced by the aggregate number of shares which become subject to outstanding options and outstanding free-standing SARs. To the extent the Company grants a Stock Award or settles a performance award in shares, the number of shares available for issuance under the 2015 Plan will be reduced by an amount equal to 3.80 times the number of shares subject to such Stock Award or performance award.

Additional details of the 2015 Plan are included in the Proxy Statement for the 2015 Annual Meeting, under the heading “Proposal Two - Approval of 2015 Long-Term Incentive Plan.” The foregoing summary is qualified in its entirety by reference to the 2015 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders

The following matters were considered and acted upon at the 2015 Annual Meeting with the results indicated below.

The following individuals were elected as directors to serve until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified:

Nominees	For	Withheld	Broker Non-Vote
K.C. Caldabaugh	19,329,507	7,086,957	995,637
William A. Finn	25,992,897	423,567	995,637
John D. Rogers	26,144,385	272,071	995,645

	For	Against	Abstain	Broker Non-Vote
Approval of the 2015 Long-Term Incentive Plan	23,604,042	2,664,012	148,407	995,640
Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2015	27,058,825	177,691	175,584	—

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1 Schweitzer-Mauduit International, Inc. 2015 Long-term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:/s/ Robert J. Cardin
Robert J. Cardin
Interim Chief Financial Officer
Corporate Controller and Principal Accounting Officer

Dated: April 29, 2015